Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the ordinary shares and American depositary shares of JinkoSolar Holding Co., Ltd. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of January 31, 2019.

Xiande Li

By:	/s/ Xiande Li
	Name:	Xiande Li

Brilliant Win Holdings Limited

By:	/s/ Xiande Li
	Name:	Xiande Li
	Title:	Director

Tanka International Limited

By:	/s/ Xiande Li
	Name:	Xiande Li
	Title:	Director